UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Ocean Power Technologies, Inc.

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1590 Reed Road

Pennington, NJ 08534 USA

Tel: 609-730-0400 — Fax: 609-730-0404

September 7, 2016

Dear Stockholder,

We cordially invite you to attend our 2016 Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Time on Friday, October 21, 2016 at the Courtyard by Marriott, 360 Scotch Road, Ewing, NJ 08628. The attached notice of annual meeting and proxy statement describes the business we will conduct at the meeting and provides information about Ocean Power Technologies, Inc. that you should consider when you vote your shares.

Proposal 5 requires the affirmative vote of holders of 75% of the outstanding shares of common stock entitled to vote at the meeting. Proposal 6 requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote at the meeting. In light of these high voting standards, your vote is very important regardless of the number of shares you hold.

Please take the time to review this proxy statement and to cast your vote. You may vote in person at the meeting or by proxy. If you elect to vote by proxy, please following the instructions on the enclosed proxy card – voting by proxy can occur by mail, via the telephone, or over the internet.

We hope that you will join us on October 21, 2016.

Sincerely, /s/TERENCE J. CRYAN Terence J. Cryan Chairman of the Board of Directors

 OCEAN POWER TECHNOLOGIES, INC.

1590 Reed Road

Pennington, NJ 08534

Notice of 2016 Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of Ocean Power Technologies, Inc., a Delaware corporation, will be held on:

Date:	October 21, 2016

Time:	9:00 a.m. Eastern Daylight Time

Place:	Courtyard by Marriott 360 Scotch Road Ewing, NJ 08628 USA

Purposes:	1.	To elect six persons to our Board of Directors;

	2.	To consider and take action on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2017;

	3.	To vote on an advisory resolution to approve our executive officer compensation;

4.

To approve an amendment to the 2015 Omnibus Incentive Plan (the “2015 Plan”) to increase the number of shares of our common stock available for grant under the 2015 Plan from 240,703 to 640,703 in order to assure that adequate shares will be available under the 2015 Plan for future grants;

5.

To approve an amendment to our Certificate of Incorporation that will delete the “only for cause” director removal standard for stockholders, which has the effect of allowing for shareholders to remove directors with and without cause.

	6.	To approve an amendment to our Certificate of Incorporation that will add a provision which requires that any provision that is contrary to a requirement of the Delaware General Corporate Law (DGCL) shall be read in conformity with the applicable requirement of the DGCL; and

	7.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Record Date:

The Board of Directors has fixed the close of business on Thursday, September 1, 2016 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

These items are fully discussed in the following pages, which are made part of this Notice of 2016 Annual Meeting of Stockholders. Even if you plan to attend the meeting, we ask you to vote your shares as promptly as possible.

PLEASE NOTE, IF YOUR SHARES ARE HELD IN “STREET NAME,” YOUR BROKER, TRUST, BANK OR OTHER NOMINEE HOLDER CANNOT VOTE YOUR SHARES ON THE APPROVAL OF THE TWO AMENDMENTS OF THE CERTIFICATE OF INCORPORATION UNLESS YOU DIRECT THE NOMINEE HOLDER HOW TO VOTE BY MARKING YOUR FORM OF PROXY AND RETURNING IT AS INSTRUCTED.

Whether or not you plan to attend the meeting, please vote your shares as soon as possible. You may vote your shares by telephone, via the Internet or by mail. Stockholders of record who attend the meeting may vote in person, even if they already voted their shares by telephone, via the Internet or by returning a proxy card or voting instruction card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 21, 2016:

Copies of this proxy statement and our annual report for the fiscal year ended April 30, 2016 are available by visiting the following website: http://www.oceanpowertechnologies.com .

FOR THE BOARD OF DIRECTORS /s/ JOHN W. LAWRENCE John W. Lawrence General Counsel and Secretary

Pennington, NJ

September 7, 2016

OCEAN POWER TECHNOLOGIES, INC.

1590 Reed Road

Pennington, NJ 08534

PROXY STATEMENT

Annual Meeting of Stockholders To Be Held October 21, 2016

 GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by our Board of Directors of proxies for use at our 2016 Annual Meeting of Stockholders (the “Meeting”). The Meeting is scheduled to be held on Friday, October 21, 2016, at 9:00 a.m., Eastern Daylight Time, at the Courtyard by Marriott, 360 Scotch Road, Ewing, NJ 08628. We anticipate that this Proxy Statement and the enclosed form of proxy will be mailed to stockholders on or about September 12, 2016.

At the Meeting, stockholders will be asked to vote upon: (1) the election of six directors; (2) the ratification of the selection of our independent registered public accounting firm for fiscal year 2017; (3) an advisory resolution to approve our executive officer compensation; (4) the approval of an amendment to the Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan; (5) the approval of an amendment to our Certificate of Incorporation to delete the “only for cause” director removal by stockholder provision; (6) the approval of an amendment to our Certificate of Incorporation to add a provision requiring conformity with the DGCL; and (7) such other business as may properly come before the Meeting and at any adjournments thereof.

Voting Rights and Votes Required

The close of business on September 1, 2016 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. As of the close of business on such date, we had outstanding and entitled to vote 3,161,942 shares of common stock, par value $0.001 per share (the “Common Stock”). The closing price of our Common Stock on The NASDAQ Capital Market on the Record Date was $8.12 per share. Because stockholders often cannot attend the meeting in person, a large number of shares is usually represented by proxy. You may vote your shares by completing the enclosed proxy card and mailing it in the envelope provided or by telephone or internet as instructed on the proxy card. Stockholders who hold shares in “street name” should refer to their proxy card or the information forwarded by their bank, broker or other holder of record for instructions on the voting options available to them.

A majority of the shares of Common Stock entitled to vote at the Meeting must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. Abstentions and broker non-votes will count as present for the purpose of determining the presence of a quorum.

Assuming the presence of a quorum at the Meeting, the following votes are required for approval of the following proposals:

•

Directors are elected by a plurality of the votes cast (Proposal 1). This means that the six nominees with the highest number of “FOR” votes will be elected as directors. Stockholders may not cumulate their votes. If the shares you own are held in “street name” by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or broker how to vote with respect to this item, your bank or broker may not vote with respect to the election of directors.  In tabulating the votes, withheld votes for the election of one or more nominees and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote.

•

The proposal to ratify the selection of our independent registered public accounting firm (Proposal 2), the advisory resolution to approve our executive officer compensation (Proposal 3), and the proposal to approve an amendment to the Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan to increase the number of shares available for future grants (Proposal 4) each require the affirmative vote of the holders of a majority of the shares of our Common Stock present or represented at the Meeting and voting on the proposal. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote on these proposals.

•

The proposal to authorize an amendment to our Certificate of Incorporation to allow for the removal of directors, with and without cause, by the stockholders (Proposal 5) requires the affirmative vote of 75% of the shares of our outstanding Common Stock entitled to vote thereon. The proposal to authorize an amendment to our Certificate of Incorporation to add a provision to require conformity with the Delaware General Corporate Law (Proposal 6) requires the affirmative vote of a majority of the shares of our outstanding Common Stock entitled to vote thereon. Broker non-votes and abstentions from voting on these two proposals will count as votes cast and will have the same effect as a vote against the proposal.

Our Board of Directors has retained Regan & Associates, Inc., an independent proxy solicitation firm, to assist it in soliciting proxies, for approximately $55,000. Proxies may be solicited in person or by mail, telephone or other electronic means.

Voting of Proxies

If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under “Proposal One - Election of Directors,” FOR the ratification of the selection of our independent registered public accounting firm, FOR the approval of the advisory resolution to approve our executive compensation, FOR the approval of an amendment to our 2015 Omnibus Incentive Plan, FOR the approval of an amendment to our Certificate of Incorporation to delete the “only for cause” director removal provision, and FOR the approval of the amendment to our Certificate of Incorporation to require conformity with the Delaware General Corporate Law.

Broker Non-Votes

A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.

If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record has discretion to vote your shares on the proposal to ratify the appointment of KPMG as our independent registered public accounting firm if the holder of record does not receive voting instructions from you. However, such holder of record may not vote your shares on the election of directors or the proposals to approve the amendment to the 2015 Omnibus Incentive Plan, to amend our Certificate of Incorporation (both to delete the “only for cause” provision and to add the requirement to conform to the Delaware General Corporate Law), or the advisory resolution regarding executive compensation without your voting instructions on those proposals. Accordingly, without your voting instructions on those proposals, a broker non-vote will occur.

We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the Meeting.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised by: (i) providing written notice to our Secretary, (ii) delivery to us of a properly executed proxy bearing a later date, or (iii) voting in person at the Meeting.

Solicitation of Proxies

We will bear the cost of this solicitation, including amounts paid to banks, brokers, proxy solicitors, and other record owners to reimburse them for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners of Common Stock. The solicitation will be by mail, with the materials being forwarded to stockholders of record and certain other beneficial owners of Common Stock, and by our officers and other regular employees (at no additional compensation). Our officers, employees and proxy solicitors may also solicit proxies from stockholders by personal contact, by telephone, or by other means if necessary in order to ensure sufficient representation at the Meeting.

Computershare Investor Services has been retained to receive and tabulate proxies. Regan & Associates, Inc. has been retained to assist in soliciting proxies.

PROPOSAL ONE

ELECTION OF DIRECTORS

Pursuant to our by-laws, our directors serve one-year terms and are elected for a new one-year term at each annual meeting of stockholders.

The six persons listed in the table below have been designated by the Board of Directors as nominees for election as directors with terms expiring at our 2016 annual meeting of stockholders. Terence J. Cryan has been a member of our Board of Directors since October 2012, and was our lead independent director from October 2013 to June 2014 when he became our Chairman of the Board. Dean J. Glover has been a member of our Board of Directors since October 2014, replacing a member who retired, and was elected Vice Chairman in July 2016. George H. Kirby has served as our President, Chief Executive Officer and a member of our Board of Directors since January 20, 2015. Robert J. Burger became a member of our Board of Directors on May 8, 2015. Steven M. Fludder and Robert K. Winters each became a member of our Board of Directors on May 5, 2016.

Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the six nominees, to serve for one-year terms, and in each case until their successors are elected and qualified. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

All of the nominees for election as directors bring to our Board of Directors executive leadership experience from their service as executives and/or directors of our Company and/or other entities. The biography of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes and skills that caused the Nominating and Corporate Governance Committee and our Board of Directors to determine that the person should serve as a director, given our business and structure.

Name	Age	Position(s) with the Company	Served as Director From
Terence J. Cryan	54	Chairman of the Board	2012
Dean J. Glover	50	Vice Chairman of the Board and Independent Director	2014
George H. Kirby	46	Chief Executive Officer and Director	2015
Robert J. Burger	52	Independent Director	2015
Steven M. Fludder	56	Independent Director	2016
Robert K. Winters	48	Independent Director	2016

Terence J. Cryan has been a member of our Board of Directors since October 2012. Mr. Cryan was our lead independent director from October 2013 to June 2014 when he became Chairman of the Board. Since September 2001, Mr. Cryan has been Co-founder and Managing Director of Concert Energy Partners, LLC, an investment and private equity firm with a focus on the traditional and alternative energy, power and natural resources industries. In addition to his responsibilities at Concert Energy Partners, Mr. Cryan has served on the boards of directors of a number of publicly traded companies including Uranium Resources, Inc., from 2006 to 2016; Global Power Equipment Group Inc., since 2008; Superior Drilling Products, since May 2014; Gryphon Gold Corporation from 2009 to 2012; and The Providence Service Corporation from 2009 to 2011. Mr. Cryan previously served as President and Chief Executive Officer of Medical Acoustics, LLC from 2007 through 2010. From September 2012 until April 2013, Mr. Cryan also served as interim President and CEO of Uranium Resources, Inc., and was elected as Chairman of the Board of Directors of Uranium Resources, Inc. in June 2014 and served until March 2016. Mr. Cryan has been President and CEO of Global Power Equipment Group Inc., since March 2015. Between 1990 and 2001, Mr. Cryan was a Senior Managing Director in the investment banking department at Bear Stearns & Co. Inc. in New York City and a Managing Director at Paine Webber/Kidder Peabody in both New York City and London. Prior to joining our Board of Directors, Mr. Cryan was a member of our Board of Advisors. Mr. Cryan earned his Bachelor of Arts degree from Tufts University in 1983 and a Master of Science degree in Economics from The London School of Economics in 1984. In December 2014, Terence Cryan was named a Board Leadership Fellow by the National Association of Corporate Directors. We believe Mr. Cryan's qualifications to sit on our Board of Directors include his significant experience in financial matters, his prior board and executive experience at other companies, his broad energy industry background and his extensive expertise in financings, mergers and acquisitions.

Dean J. Glover became a member of our Board of Directors in October 2014, replacing a director who retired, and was elected Vice Chairman of our Board of Directors in July 2016. Mr. Glover has been the President & CEO of MIRATECH Group since October 2014. Prior to this, he was Senior Vice President and President of the Products Division of Global Power Equipment Group Inc. Mr. Glover joined Global Power in December 2005 as Chief Operating Officer of Braden Manufacturing. Prior to joining Global Power, Mr. Glover led the global supply chain and manufacturing for Diebold Inc. Prior to this Mr. Glover spent 13 years with General Electric (NYSE: GE) in various managerial and technical roles and is a certified Six Sigma Master Black belt. Mr. Glover currently serves as a director of Oklahoma Scholastic Organization, a non-profit organization. Mr. Glover holds a Bachelor’s degree in Mechanical Engineering from the University of Nebraska and an M.B.A. from the Kellogg Graduate School of Management, Northwestern University. Mr. Glover has extensive international experience having lived in various international locations for most of his career. Mr. Glover has over 25 years of commercial and technical experience in industry. We believe Mr. Glover’s qualifications to sit on our Board of Directors include his significant managerial, commercial and technical experience in the energy technology industry.

George H. Kirby has served as our President, Chief Executive Office and a member of our Board of Directors since January 20, 2015, replacing Interim Chief Executive Officer David L. Keller. Prior to this, he joined AECOM Technology Corporation (NYSE: ACM) a leading provider of engineering, procurement and construction (“EPC”) services in September 2013 as Senior Vice President. In this role, he led their Energy Business Line for the north U.S. region providing services for utilities, power transmission and generation developers, and large industrial energy efficiency end-users. Prior to AECOM, he joined SAIC Energy, Environment, & Infrastructure (NYSE: SAIC) in January 2012 a global leader in solutions for national security, healthcare and engineering, as Managing Director for their Asset Transactions group providing power generation investors and developers with technical and market consulting and advisory services, and was promoted to Vice President in 2013 providing EPC services to Investor Owned Utilities. In 2009, he joined American Superconductor (NASDAQ: AMSC) as Director of Global Sales and was promoted to Managing Director of the Americas and Australia in 2011. From 2000 to 2009, Mr. Kirby held significant leadership roles at General Electric in both GE Energy and GE Capital (NYSE: GE) in product development, global sales, quality and project finance. In June 2016, Mr. Kirby was elected to the Board of Trustees of the Sea Research Foundation, a non-profit organization in Mystic, Connecticut. Mr. Kirby previously served as a director of Blade Dynamics, LLC from April to December 2011, and Schooner, Inc. from June to October 2012. Mr. Kirby earned a Bachelor of Science degree in Aerospace Engineering from Syracuse University in 1992 and an M.B.A. from Smeal College of Business at Pennsylvania State University in 2008. We believe Mr. Kirby’s significant leadership experience in energy industries qualifies him to serve on our Board of Directors.

Robert J. Burger became a member of the Board of Directors on May 8, 2015. Mr. Burger has a broad range of international executive experience in both the alternative and traditional energy industries, and is currently on the Board of Directors for Victory Energy Operations, LLC, a Saw Mill Capital Company. Victory Energy designs and manufactures industrial boilers for the power and chemical industries. From 2012 through 2015, Mr. Burger served as President and CEO of MAN Diesel & Turbo North America Inc., based in Houston, Texas, a subsidiary of the German multi-national corporation, MAN SE. MAN is the world’s leading provider of large-bore diesel engines for use in ships and power stations, and a top provider of turbo-machinery for oil & gas, chemical, and industrial applications. From 2007 to 2012, Mr. Burger was with LM Wind Power, a Danish company and the world’s largest independent provider of wind turbine blades and service. He served as President of LM’s Service Americas business, based in Portland, Oregon, and prior to that as Director of Global Service, based at LM’s corporate headquarters in Amsterdam, The Netherlands. From 2005 to 2007, Mr. Burger led Aerisyn, LLC, a start-up fabricator of wind turbine towers based in Chattanooga, Tennessee. Mr. Burger’s corporate career began in the energy division of General Electric, where he rose through the ranks to lead their Gas Turbine Product Service business worldwide, serving in various engineering, production, quality, and customer service roles along the way. Prior to GE, Mr. Burger was an officer in the U.S. Navy, driving ships and managing the ship’s power plant for several years, including a three-year tour in Japan, and then specializing in large-scale shipyard engineering, repair, and modification projects, to include underwater salvage. He was a fully-qualified U.S. Navy Diving Officer. Mr. Burger holds two graduate degrees in Mechanical Engineering, both an M.S. and a D.Mech. Eng., from the Naval Postgraduate School in Monterey, California, where he did extensive postgraduate work in total ship systems design. He is a graduate of the U.S. Naval Academy, where he earned a B.S. in Ocean Engineering. We believe Mr. Burger’s qualifications to serve on our Board of Directors include his broad range of executive experience in both alternative and traditional energy industries.

Steven M. Fludder became a member of the Board of Directors on May 5, 2016. Mr. Fludder brings more than 30 years of global executive leadership in energy and infrastructure markets. He is currently Chief Executive Officer with alpha-En, a publicly traded innovative clean technology company focused on enabling next generation battery technologies by developing high purity lithium products. Prior to alpha-En, Mr. Fludder was Chief Executive of AECOM’s global Energy and Water practice. Prior to AECOM, he was Senior Executive Vice President, Division General Manager and Samsung group officer where he was head of worldwide sales and marketing for Samsung Engineering, a global engineering, procurement and construction (EPC) firm serving a broad range of energy industries including power, oil & gas, petrochemicals, and metallurgy. He was subsequently President of Samsung Techwin Power Systems Division. Prior to Samsung, Mr. Fludder served as a Vice President and General Electric corporate officer where he led GE’s companywide environmental business initiative “ecomagination”. Earlier in his career at GE, Mr. Fludder held executive leadership roles in the Water, Energy Services, Energy China, and Aircraft Engines divisions. He has significant experience scaling and growing energy related technology businesses through start-ups, acquisitions and turnarounds. Mr. Fludder holds a Master’s degree in Mechanical Engineering from the Massachusetts Institute of Technology, a bachelor’s degree in Mechanical Engineering from Columbia University, and a second Bachelor of Science degree from Providence College. We believe Mr. Fludder’s qualifications to serve on our Board of Directors include his wide experience in both the energy and infrastructure markets, as well a variety of other industry segments related to our business.

Robert K. Winters became a member of the Board of Directors on May 5, 2016. Robert Winters has been an Executive Vice President and G.M. of Alpha IR Group since September, 2015. He established and is running the NYC office for the Chicago-based firm, which specializes in providing strategic counsel to small- and mid-cap U.S. companies across a broad range of industries. Prior to this, he was a partner and portfolio manager at Zesiger Capital Group, LLC for 14 years; Zesiger Capital Group, LLC is an investment advisor based in NYC, catering to both large institutional clients and high net-worth individuals. Zesiger’s investment strategy during Mr. Winters’ tenure was to take concentrated, long-term investment positions in small- and mid-cap stocks in the U.S., as well as in select emerging and frontier markets. Additionally, Mr. Winters managed fixed income investments on behalf of clients at Zesiger, as well as private investments; Mr. Winters sat on the boards of several private portfolio companies during his time at Zesiger. Prior to his work at Zesiger Capital Group, LLC, Mr. Winters worked as a Managing Director and Senior Natural Resource analyst for almost 10 years at Bear, Stearns & Co., Inc., where he focused on energy, metals and mining. Mr. Winters began his finance career at CS First Boston following his work as an international trade analyst with Kilpatrick & Cody in Washington, D.C. Mr. Winters served as a director of LRM Industries International from 2009 until 2014. Mr. Winters graduated from Georgetown University in 1990 with a dual major in International Relations and History. We believe Mr. Winter’s qualifications to serve on our Board of Directors include his extensive finance experience, as well his experience with small-cap and mid-cap public companies.

Executive Officers

We have three executive officers who are not also directors:

Name	Age	Position with Ocean Power Technologies, Inc.

Mark A. Featherstone (1)	54	Chief Financial Officer and Treasurer

Dr. Mike Mekhiche	49	Executive Vice President – Engineering and Operations

Matthew T. Shafer (2)	45	Chief Financial Officer, Vice President – Finance, and Treasurer

(1) Mr. Featherstone resigned from his role as Chief Financial Officer and Treasurer as of September 7, 2016. He will continue to serve as our principal accounting officer through September 16, 2016, at which time Matthew T. Shafer will assume that role.

(2) Mr. Shafer assumed the role of Chief Financial Officer, Vice President - Finance and Treasurer on September 7, 2016.

Mark A. Featherstone has served as our Chief Financial Officer since December 2013. Prior to joining the Company, Mr. Featherstone worked for a number of publicly-held and privately-owned industrial and consumer manufacturing and distribution companies. From May 2013 to December 2013, Mr. Featherstone served as Chief Financial Officer of Heat Transfer Products LLC, a private equity owned commercial refrigeration components manufacturer. From June 2012 to May 2013, Mr. Featherstone was an independent consultant specializing in interim CFO services, financial statement restatements and debt restructuring. From 2001 to June 2012, Mr. Featherstone was employed by Quaker Chemical Corporation, a NYSE-listed specialty chemical manufacturer, serving as CFO from 2007 until June 2012. Mr. Featherstone began his career at the international accounting firm of Arthur Andersen & Company. Over his career, Mr. Featherstone has raised both debt and equity, has overseen mergers, acquisitions, and divestitures as well as been responsible for financial reporting and other matters. Mr. Featherstone holds a Master of Business Administration degree from Drexel University and a Bachelor’s degree in Accounting from Pennsylvania State University.

Dr. Mike Mekhiche has served as our Executive Vice President – Engineering and Operations since August 2016. He previously served as the Company’s Vice President – Engineering since September 2012. Prior to joining the Company in 2012, Dr. Mekhiche worked for various commercial and defense contractors such as BAE Systems, a large global defense and aerospace contractor, DRS Technologies, Kaman Aerospace and SatCon Technology Corporation. At BAE Systems, Inc., he served most recently in the role of Director of Products and Technologies, overseeing the design, development, production and systems integration of advanced power management and hybrid propulsion product lines for various mobile and stationary applications such as naval vessels, heavy duty commercial vehicles and military combat and tactical platforms. Dr. Mekhiche holds Doctorate and Masters degrees with honors in Electrical Engineering from the Grenoble Institute of Technology.

Matthew T. Shafer has served as our Chief Financial Officer, Vice President – Finance, and Treasurer since September 7, 2016. He previously served as a Vice President of Finance and Corporate Controller for CMF Associates since May 2015, where he led teams in providing finance solutions for small and middle-market high-growth organizations. Prior to that, he served as Senior Director of Finance for Valeant Pharmaceuticals International, a large global publicly traded company that develops, manufactures, markets and sells specialty pharmaceuticals and medical devices. He held primary responsibility as the Business Unit Chief Financial Officer for the Valeant Dentistry, Generics and Neurology business units, and had worked closely with commercial operations and corporate level teams on numerous product launches, sales force expansions, mergers and acquisitions, financial systems integrations, and internal controls. Before joining Valeant in 2013, he served as Senior Director of Finance for Peak Resourcing providing finance and accounting solutions to small and middle market organizations since 2010. Mr. Shafer has a foundation in Public Accounting working at Arthur Andersen LLP at the beginning of his career, holds a Bachelor of Science in Accounting from The Stillman School of Business at Seton Hall University and an MBA in Finance from Rutgers Business School in New Brunswick, NJ. He is also a certified public accountant.

Director Compensation

For Board service year 2016, the Board of Directors approved, for each non-employee director, an annual payment of $45,000 and a choice of either (a) an option worth $20,000, based on the Black-Scholes formula, to purchase shares of Common Stock that vests 100% on the next annual stockholder meeting date, or (b) Common Stock worth $20,000, which vests in equal installments over three years. Directors serving a portion of a year receive a pro-rata grant. Each non-employee director also receives a per annum supplement ranging from $2,000 to $9,600 for each committee that they chair. In addition, the Chairman of the Board annually receives an additional $30,000. For Board service year 2016, the award of shares or options occurred in May 2016 after the close of the fiscal year.

We reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending our Board and Board committee meetings. Compensation for our directors, including cash and equity compensation, is determined, and remains subject to adjustment, by our Board of Directors.

The following table summarizes compensation paid to each of our non-employee directors who served during fiscal year 2016.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock and Option Awards ($)	All Other Compensation ($)	Total ($)
Terence J. Cryan	82,620	—(1)	—	82,620

David L. Keller	22,500	—(1)	—	22,500

Eileen M. Competti	48,778	—(1)	—	48,778

Dean J. Glover	52,200	—(1)	—	52,200

Robert J. Burger	44,270	20,833(1)	—	65,103

Steven M. Fludder (2)	—	—	—	—

Robert K. Winters (2)	—	—	—	—

(1)

The amount of $20,833 for Mr. Burger represents the fair value of shares on May 8, 2015, the date of the grant, in accordance with Accounting Standards Codification (ASC) No. 718, Compensation – Stock Compensation (ASC) 718. The stock option award was granted to Mr. Burger in fiscal 2016 for service on the Board of Directors for the Board service year ended October 2015. Other members of our Board of Directors received stock options or restricted stock awards in fiscal 2015 for the Board service year ended October 2015.

(2)	Mr. Fludder and Mr. Winters joined the Board of Directors on May 5, 2016, and did not receive any compensation for fiscal year 2016.

	Restricted Stock Awards	Option Awards	Total

Mr. Cryan (4)	—	—	—

Mr. Keller (1)	—	—	—

Ms. Competti (2)	—	—	—

Mr. Glover (4)	—	—	—

Mr. Burger (4)	—	5,139	5,139

Mr. Fludder (3)	—	—	—

Mr. Winters (3)	—	—	—

(1)	Mr. Keller served on the Board of Directors during fiscal year 2016 until October 22, 2015.

(2)	Ms. Competti service on the Board of Directors during fiscal year 2016 until March 3, 2016.

(3)	Mr. Fludder and Mr. Winters joined the Board of Directors on May 5, 2016, and did not receive any restricted stock awards or option awards for fiscal year 2016.

(4)	No stock options or restricted stock awards were granted to the Board of Directors in fiscal year 2016 for the Board service year ending October 2016.

Corporate Governance

Our Board of Directors believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of business conduct and ethics are available on the corporate governance section of our website, www.oceanpowertechnologies.com . Alternatively, you can request a copy of any of these documents by writing to our Secretary at 1590 Reed Road, Pennington, NJ 08534.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the Board’s principal responsibility is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the non-employee directors shall meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Our Board has determined that all of our current directors are “independent directors” within the meaning of the applicable listing standards of the NASDAQ Stock Market, LLC (“NASDAQ”), except for George H. Kirby who is our President and Chief Executive Officer.

Meetings of the Board of Directors

As of the date of this proxy statement, our Board has six members. From and after the 2016 Annual Meeting of Stockholders, our Board will continue to consist of six members. The Board of Directors held twelve meetings during fiscal 2016. During fiscal 2016, each director attended at least 75% of the aggregate of the total number of meetings of (a) the Board of Directors and (b) the committees on which such director served.

Our corporate governance guidelines provide that directors are expected to attend the Annual Meeting of Stockholders. All directors then serving (except departing director David Keller) attended our 2015 Annual Meeting of Stockholders.

Board Leadership Structure

The Board of Directors is led by the chairman, which currently is Mr. Cryan. The Board of Directors has established the position of Vice Chairman, which currently is Mr. Glover. The Board of Directors has also established the position of Chief Executive Officer (CEO), and currently Mr. Kirby is serving as CEO. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

Board Committees

As of the date of this proxy statement, our Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Health, Safety and Environment Committee. Each committee operates under a charter that has been approved by the Board. The charters of all Board committees are available on our website at www.oceanpowertechnologies.com .

Our Board has determined that all of the current members of the Compensation Committee and the Nominating and Corporate Governance Committee are “independent directors” within the meaning of the applicable rules of NASDAQ. Our Board has also determined that all current Audit Committee members meet the independence requirements contemplated by Rule 5605(c) of the NASDAQ Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee. As of the date of this proxy statement, the members of our Audit Committee are Terence J. Cryan, Dean J. Glover, and Robert J. Burger. Mr. Cryan was the chair of the committee until June 30, 2015. Effective July 1, 2015, Mr. Glover assumed this position. The Board of Directors has determined that both Mr. Cryan and Mr. Glover are “audit committee financial experts” within the meaning of the regulations of the Securities and Exchange Commission (the “SEC”). Effective September 8, 2016, Messrs. Cryan and Burger will rotate off the Audit Committee and Messrs. Fludder and Winters will join the committee. The Audit Committee met four times in fiscal 2016.

Our Audit Committee assists our Board of Directors in its oversight of the integrity of our consolidated financial statements, our independent registered public accounting firm’s qualifications, independence and performance.

Our Audit Committee’s responsibilities include: appointing, approving the compensation of, and assessing the independence of, our independent registered public accounting firm; overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm; reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures; monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics; establishing procedures for the receipt and retention of accounting related complaints and concerns; meeting independently with our independent registered public accounting firm and management; and preparing the Audit Committee report required by SEC regulations.

Compensation Committee. As of the date of this proxy statement, the members of our Compensation Committee are Terence J. Cryan, Robert J. Burger and Steven M. Fludder. Mr. Burger is the chair of the committee. Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our Compensation Committee’s responsibilities include: reviewing and approving, or making recommendations to the Board of Directors with respect to, our chief executive officer and other executive officers’ compensation; evaluating the performance of our executive officers and reviewing and approving, or making recommendations to the Board of Directors with respect to, overseeing and administering, and making recommendations to the Board of Directors with respect to, our cash and equity incentive plans. The Compensation Committee met six times in fiscal 2016.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation and any such compensation consultants and other advisors retained by the Compensation Committee will report directly to the committee, which has the authority to select, retain and terminate any such consultants or advisors. In determining and approving executive compensation for fiscal year 2015, the Compensation Committee principally relied on independent salary surveys and other publicly available compensation and online survey data to assist in their evaluation of appropriate levels of executive officer compensation. The Compensation Committee retained an outside consultant to provide certain limited data and information relevant to its determination of compensation for our executive officers for fiscal year 2016 and future years.

Additional information regarding compensation of executive officers is provided on pages 16 through 23 of this Proxy Statement.

Nominating and Corporate Governance Committee. As of the date of this proxy statement, the members of our Nominating and Corporate Governance Committee are Terence J. Cryan, Dean J. Glover, and Robert J. Burger. Mr. Cryan is the chair of the committee.

Our Nominating and Corporate Governance Committee’s responsibilities include: recommending to the Board of Directors the persons to be nominated for election as directors or to fill vacancies on the Board of Directors and to be appointed to each of the Board’s committees; overseeing an annual review by the Board of Directors with respect to management succession planning; developing and recommending to the Board of Directors corporate governance principles and guidelines; overseeing periodic evaluations of the Board of Directors; and reviewing and making recommendations to the Board of Directors with respect to director compensation. The Nominating and Corporate Governance Committee met three times in fiscal 2016.

Health, Safety and Environment Committee. As of the date of this proxy statement, the members of our Health, Safety and Environment Committee are Robert J. Burger, George H. Kirby and a member of the Company’s senior management team. Mr. Burger is the chair of the committee. The committee assists the Board of Directors in fulfilling its oversight responsibilities by assessing the effectiveness of the Company’s programs and initiatives that support the health, safety, and environment, sustainability, and security policies, programs, and practices of the Company. In addition, the Health, Safety and Environment Committee advises the Board on matters impacting the Company’s health, safety and environment responsibilities and the Company’s public reputation. The Health, Safety and Environment Committee met three times in fiscal year 2016.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s financial position and operations, as well as the risks associated with each. While the Board of Directors is ultimately responsible for risk oversight at the Company, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the Board organization, membership and structure of the Board of Directors, succession planning for our directors and executive officers, and corporate governance. Our Health, Safety and Environment Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s health, safety and environment policies, programs and practices.

Director Nomination Process

The current nominees for election to the Board were recommended for the Board’s nomination by our Nominating and Corporate Governance Committee, which is comprised solely of independent directors, and based on such recommendation, were nominated by the full Board of Directors. At the Meeting, stockholders will be asked to consider the election of Terence J. Cryan, Dean J. Glover, George H. Kirby, Robert J. Burger, Steven M. Fludder and Robert K. Winters.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry or of other industries with comparable risks and issues, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee considers the value of diversity when recommending candidates. The committee views diversity broadly to include diversity of experience, skills and viewpoint. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates. The Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following the same process and applying the same criteria as it follows for candidates submitted by others.

Stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article I, Section 1.10 of our by-laws, and with the rules and regulations of the SEC. Under our by-laws, only persons nominated in accordance with the procedures set forth in the by-laws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our by-laws, director nominations generally must be made pursuant to notice to our Secretary delivered to or mailed and received at our principal executive offices at 1590 Reed Road, Pennington, NJ 08534, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of Ocean Power Technologies, Inc. owned beneficially or of record by the nominee and (iv) all other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The stockholder making the nomination must include his or her name and address, a statement as to the class and amount of shares beneficially owned by the stockholder, a description of any arrangements or understandings between the stockholder and the nominee, a representation that the stockholder intends to appear in person or by proxy at the annual meeting and a representation as to whether such stockholder intends, or is part of a group that intends, to deliver a proxy statement/and or solicit proxies.

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman (if an independent director), or the lead independent director (if one is appointed), or otherwise the chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to Board of Directors c/o Secretary, Ocean Power Technologies, Inc., 1590 Reed Road, Pennington, NJ 08534.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers (including our principal executive officer and principal financial officer) and directors. The Code of Business Conduct and Ethics is posted on our website at www.oceanpowertechnologies.com and can also be obtained free of charge by sending a request to our Secretary at 1590 Reed Road, Pennington, NJ 08534. Any changes to or waivers under the Code of Business Conduct and Ethics as it relates to our chief executive officer, chief financial officer, controller or persons performing similar functions must be approved by our Board of Directors and will be disclosed in a Current Report on Form 8-K within four business days of the change or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, our executive officers and directors are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such reports are required to be furnished to us. Based solely on a review of the copies of such reports furnished to us, or written representations that no other reports were required, we believe that all required reports were filed in fiscal 2016 in a timely manner.

REPORT OF AUDIT COMMITTEE

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended April 30, 2016 and discussed them with the Company’s management and the Company’s independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016.

By the Audit Committee of the Board of Directors of Ocean Power Technologies, Inc.

Dean J. Glover, Chairman Terence J. Cryan Robert J. Burger

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected KPMG LLP to audit our consolidated financial statements for fiscal 2017. KPMG LLP has audited our consolidated financial statements since fiscal 2005.

Although stockholder approval of the selection of KPMG LLP is not required by law, our Board of Directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider its selection of KPMG LLP.

We expect representatives of KPMG LLP to attend the Meeting, to be available to respond to appropriate questions from stockholders, and to have the opportunity to make a statement if so desired.

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	Fiscal Year 2016	Fiscal Year 2015

Audit Fees(1)	$250,000	$249,320

Audit-Related Fees(2)	$115,000	$15,000

Tax Fees(3)	$29,300	$24,294

All Other Fees(4)	—	—

Total Fees	$394,300	$288,614

(1)

Audit fees consist of fees for the audit and quarterly reviews of our consolidated financial statements and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees in 2016 consist of fees for various consents and comfort letters.

(3)

Tax fees for fiscal year 2016 and fiscal year 2015 include fees for tax return preparation assistance and review. In addition, fiscal year 2015 included consulting services related to our subsidiary, Ocean Power Technologies, Ltd. in the United Kingdom.

(4)	We were not billed any “Other Fees” in fiscal year 2016 or fiscal year 2015.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is that all audit services and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee. The Audit Committee’s approval procedures include the review and approval of a description of the services that documents the fees for all audit services and non-audit services, primarily tax advice and tax return preparation and review.

All audit services and all non-audit services in fiscal years 2016 and 2015 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of July 31, 2016 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each named executive officer identified in the Summary Compensation Table below, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The Percentage of Common Stock outstanding is based on 3,164,509 shares of our Common Stock outstanding as of July 31, 2016. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of Common Stock subject to options that are currently exercisable or exercisable within sixty days of July 31, 2016 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by such person, subject to community property laws, where applicable. The street address of each beneficial owner shown in the table below is c/o Ocean Power Technologies, Inc., 1590 Reed Road, Pennington, NJ 08534.

Name	Amount	Percentage
Executive Officers and Directors

George H. Kirby (4)(5)(7)	73,250	2.3%

Mark A. Featherstone (1)(5)(6)	49,173	1.6%

David R. Heinz	—	—

Robert J. Burger (3)	5,139	*

Terence J. Cryan (2)(8)	11,549	*

Dean J. Glover (8)	4,950	*

David L. Keller	12,050	*

Eileen M. Competti	—	—

All current and former executive officers and directors as group (8 individuals) (1)(4)(5)(6)(7)(8)	156,111	4.9%

*	Represents a beneficial ownership of less than one percent of our outstanding Common Stock.

(1)	Includes 4,258 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of July 31, 2016.

(2)

Includes 6,499 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of July 31, 2016. Mr. Cryan received 900 of these options for his service as a member of the Company’s Board of Advisors.

(3)	Includes 5,139 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of July 31, 2016.

(4)	Includes 12,000 performance based stock awards granted in January 2015 that may vest beginning in September 2016 depending on achievement of performance criteria.

(5)	Includes 55,000 shares for Mr. Kirby and 34,000 shares for Mr. Featherstone granted in May 2016 that vest beginning in October 2016.

(6)	Includes an aggregate of 6,000 shares for Mr. Featherstone granted in October 2014 and December 2014 that vest beginning in October 2016.

(7)	Includes 4,000 shares for Mr. Kirby granted in January 2015 that vest beginning in January 2017.

(8)	Includes 3,300 shares for Mr. Cryan and 3,300 shares for Mr. Glover that vest beginning in October 2016.

Equity Compensation Plan Information

The following table summarizes the total number of outstanding options and shares available for other future issuances of options under all of our equity compensation plans as of April 30, 2016.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under the Equity Compensation Plan (Excluding Shares in First Column)

Equity compensation plans approved by stockholders(1)	89,303	$42.90	260,680

Equity compensation plans not approved by stockholders	—	—	—

(1)     Consists of our 2001 Stock Plan, our 2006 Stock Incentive Plan and our 2015 Omnibus Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

The Audit Committee is charged with the responsibility of reviewing and approving all related person transactions (as defined in SEC regulations), and periodically reassessing any related person transaction entered into by the Company to ensure continued appropriateness. This responsibility is set forth in our Audit Committee charter. A related party transaction will only be approved if the members of the Audit Committee determine that the transaction is in the best interests of the Company. If a director is involved in the transaction, he or she will recuse himself or herself from all decisions regarding the transaction.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if they are not an executive officer or employee of the Company, and, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that all of our current directors are “independent directors” within the meaning of the applicable listing standards of the NASDAQ, except for George H. Kirby who is our President and Chief Executive Officer.

EXECUTIVE COMPENSATION

Overview of Executive Compensation

Our Compensation Committee is responsible for overseeing the compensation of all of our executive officers. In this capacity, the Compensation Committee designs, implements, reviews and approves all compensation for our named executive officers. The goal of the Compensation Committee is to ensure that our compensation programs are aligned with our business goals and objectives and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

Compensation Objectives and Philosophy

Our compensation programs are designed to attract and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation programs are intended to reward the achievement of specified predetermined quantitative and qualitative goals and to align our executives’ interests with those of our stockholders in order to attain the ultimate objective of increasing stockholder value.

Elements of Total Compensation and Relationship to Performance

Key elements of these programs include:

•

base salary compensation designed to reward annual achievements, with consideration given to the executive’s qualifications, scope of responsibility, leadership abilities and management experience and effectiveness;

•	cash bonus awards designed to align executive compensation with business objectives and performance; and

•

equity-based incentive compensation, primarily in the form of stock options and restricted stock, the value of which is dependent upon the performance of our Common Stock, and which is subject to multi-year vesting that requires continued service and/or the attainment of certain performance goals.

Determining and Setting Executive Compensation

Our management develops our compensation plans by utilizing publicly available compensation and on-line survey data for a broad selection of national and regional companies, which we believe are generally comparable to the Company in terms of public ownership, organizational structure, size and stage of development, and against which we believe we may compete for executive talent. The results of these analyses are reviewed with and approved by the Compensation Committee annually. We believe that these compensation practices provide us with appropriate compensation guidelines. The Compensation Committee generally targets compensation for our executives near the median range of compensation paid to similarly situated executives in comparable companies covered by the on-line survey data. Other considerations, including market factors, the unique nature of our business and the experience level of an executive, may dictate variations to this general target.

Our business is characterized by a long product development cycle, including a lengthy engineering and product-testing period and regulatory approval and licensing. Because of this, many of the traditional benchmarking metrics, such as product sales, revenues and profits are inappropriate for our Company. Instead, the specific factors the Compensation Committee considers when determining our named executive officers’ compensation include:

•	key product development initiatives;

•	technology advancements;

•	achievement of regulatory and other commercial milestones;

•	establishment and maintenance of key strategic relationships;

•	implementation of appropriate financing strategies; and

•	financial and operating performance.

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal years ended April 30, 2016 and April 30, 2015 to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)	Restricted Stock Awards ($)		All Other Compensation ($)		Total ($)
		(a)	(b)		(c)	(d)

George H. Kirby	2016	360,000	55,000	(e)	—			32,409	(f)	447,409
Chief Executive Officer	2015	102,414	—		—	85,800	(d)	58,315	(f)(g)	246,529

Mark A. Featherstone	2016	283,587	68,000	(e)	—	—		6,801	(h)	358,388
Chief Financial Officer	2015	274,388	—		—	57,300	(d)	3,430	(h)	335,118

David R. Heinz	2016	221,789	97,062	(e)	—			95,965	(h)(i)	414,816
Chief Operating Officer	2015	304,553	—		—	57,300	(d)	28,028	(h)(i)	389,881

(a)

Salary represents actual salary earned during each fiscal year. The amounts in this column may be different from the amounts listed below under description of employment agreements, due to increases in salary levels and payments for unused vacation during each fiscal year.

(b)

The amounts in this column reflect cash bonuses earned by the named executive officers for performance during the applicable fiscal year. All bonuses for named executive officers are entirely discretionary and have not been determined as of the date of this filing for fiscal year 2016.

(c)

The entries in the option awards column reflect the grant date fair value of the awards for fiscal years 2016 and 2015, as applicable, for financial statement reporting purposes in accordance with Accounting Standards Codification (ASC) No. 718, Compensation — Stock Compensation , excluding forfeiture assumptions, and utilizing the Black-Scholes method. See Note 2(m) of the Notes to Consolidated Financial Statements for a discussion of the relevant assumptions used to determine the valuation of our stock options for accounting purposes.

(d)

The amounts in this column reflect grant date fair value of the awards for fiscal years 2016 and 2015, as applicable, for financial statement reporting purposes in accordance with Accounting Standards Codification (ASC) No. 718, Compensation — Stock Compensation . See Notes 2(m) and 11 of the Notes to Consolidated Financial Statements, for a discussion regarding the valuation of our restricted stock for accounting purposes.

(e)

This amount represent bonuses paid by the Company to the named executive officers in fiscal year 2016 relating to fiscal year 2015. The bonuses paid with respect to fiscal year 2015 were not previously reported in the Company’s Annual Report on Form 10-K for fiscal year 2015.

(f)	This amount of $8,315 and $32,409 for fiscal year 2015 and 2016, respectively, is for eligible relocation expenses in accordance with Mr. Kirby’s Employment Agreement.

(g)	This amount includes a one-time starting bonus of $50,000.

(h)	In each case, reflects Company 401(k) plan matching contributions.

(i)

This amount includes $24,964 in fiscal year 2015 for eligible relocation expenses in accordance with Mr. Heinz’s Employment Agreement, and $89,376 in severance payments in fiscal year 2016, which includes $1,609 in relocation expenses as per severance agreement.

Employment Agreements

The following information reflects employment agreements for named executive officers that were employed by the Company in fiscal year 2016.

George H. Kirby — Chief Executive Officer and Director

Under an agreement entered into on December 29, 2014, Mr. Kirby is entitled to an annual base salary of $360,000 subject to adjustment upon annual review by our Board of Directors. Mr. Kirby is also eligible to earn discretionary incentive bonuses and incentive compensation. The Company also reimbursed Mr. Kirby for his eligible relocation costs.

Upon the termination of his employment other than for cause, or if he terminates his employment for good reason (as such terms are defined in his employment agreement), Mr. Kirby has the right to receive severance payments. If such termination occurs before the first year of employment, Mr. Kirby will receive six months of his base salary. If such termination occurs after the first year of employment, Mr. Kirby will receive twelve months of his base salary then in effect. Pursuant to this agreement, Mr. Kirby is prohibited from competing with us and soliciting our customers, prospective customers or employees during the term of his employment and for a period of one year after the termination or expiration of his employment.

Mark A. Featherstone — Chief Financial Officer and Treasurer

Under an agreement entered into in November 26, 2013, Mr. Featherstone is entitled to an annual base salary of $270,000 subject to adjustment upon annual review by our Board of Directors. Mr. Featherstone’s base salary has been adjusted by our Board of Directors and was increased to $274,388 effective May 1, 2014. Mr. Featherstone is also eligible to earn discretionary incentive bonuses and incentive compensation.

Upon the termination of his employment other than for cause, or if he terminates his employment for good reason (as such terms are defined in his employment agreement), Mr. Featherstone has the right to receive severance payments equal to twelve months of his base salary then in effect. Pursuant to this agreement, Mr. Featherstone is prohibited from competing with us and soliciting our customers, prospective customers or employees during the term of his employment and for a period of one year after the termination or expiration of his employment.

Mr. Featherstone resigned from his role as Chief Financial Officer and Treasurer as of September 7, 2016. He will continue to serve as our principal accounting officer through September 16, 2016.

David R. Heinz — Chief Operating Officer

On December 21, 2015, the Company terminated the employment of David R. Heinz effective January 15, 2016. Under an agreement dated December 30, 2013, as amended by agreement dated December 18, 2015, Mr. Heinz was entitled to receive six months of severance pay and certain other benefits conditioned upon the execution and delivery of a Separation Agreement and General Release (“Release”) with the Company containing customary terms and conditions. Mr. Heinz executed the Release and the Company has made the required payments to Mr. Heinz.

Stock Option and Other Compensation Plans

2001 Stock Plan

Our 2001 Stock Plan was adopted by our Board of Directors and approved by our stockholders on August 24, 2001. The 2001 Stock Plan provided for the grant of incentive stock options, non-statutory options, restricted stock awards and stock awards. A maximum of 1,000,000 shares of Common Stock were authorized for issuance under our 2001 Stock Plan. Our employees, officers, directors, consultants and advisors were eligible to receive awards under our 2001 Stock Plan; however, incentive stock options could only be granted to our employees.

Our Board of Directors administered our 2001 Stock Plan. Pursuant to the terms of our 2001 Stock Plan, and to the extent permitted by law, our Board could delegate administrative authority to a committee composed of two or more of our non-executive directors. Our Board of Directors, or a committee to whom the Board of Directors delegated authority, selected the recipients of awards and determines:

•	the number of shares of Common Stock covered by options and the dates upon which the options become exercisable;

•	the exercise price of options;

•	the duration of the options; and

•	the terms and conditions of awards, including transfer restrictions, conditions for repurchase and rights of first refusal.

The 2001 Stock Plan provided that outstanding options shall become fully exercisable if we underwent a fundamental transaction, as defined in the 2001 Stock Plan, and the successor entity did not assume the options under the 2001 Stock Plan or substitute equivalent options.

As of April 30, 2016, options to purchase 570 shares of our Common Stock at a weighted average exercise price of $138.00 were outstanding under our 2001 Stock Plan. No further stock options or other awards have been granted under the 2001 Stock Plan since the effective date of our 2006 Stock Incentive Plan described below.

2006 Stock Incentive Plan

Our 2006 Stock Incentive Plan was adopted by our Board of Directors on December 7, 2006, was approved by our stockholders on January 12, 2007 and became effective on April 24, 2007. The 2006 Stock Incentive Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards and other stock-unit awards. On October 2, 2009, an amendment to the 2006 Stock Incentive Plan was approved, increasing the aggregate number of shares authorized for issuance by 850,000 shares to 1,653,215 shares. In 2010, our Board of Directors approved amending and restating the 2006 Stock Incentive Plan to make certain adjustments, including imposing minimum performance periods for performance awards and minimum vesting periods for time-based awards, a requirement that we obtain stockholder approval prior to certain option and stock appreciation right repricing actions, and limiting the situations in which vesting periods may be waived or accelerated. This amendment and restatement did not require the approval of our stockholders. On October 2, 2013, a further amendment to the 2006 Stock Incentive Plan was approved by our stockholders, increasing the aggregate number of shares authorized for issuance by an additional 800,000 shares to 2,453,215.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under our 2006 Stock Incentive Plan; however, incentive stock options may only be granted to our employees. The maximum number of shares of Common Stock with respect to which awards may be granted to any participant under our 2006 Stock Incentive Plan is 200,000 per calendar year.

Our 2006 Stock Incentive Plan was administered by our Board of Directors. Pursuant to the terms of our 2006 Stock Incentive Plan, and to the extent permitted by law, our Board of Directors could delegate authority to one or more committees or subcommittees of the Board of Directors or to our officers. Our Board of Directors or any committee to whom the Board of Directors delegates authority selected the recipients of awards and determined:

•	the number of shares of Common Stock covered by options and the dates upon which the options become exercisable;

•	the exercise price of options; provided, however, that the exercise price shall not be less than 100% of the fair market value of the underlying Common Stock on the date the option is granted;

•	the duration of the options; and

•

the number of shares of Common Stock subject to any restricted stock or other stock-unit awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

If our Board of Directors delegated authority to an officer, the officer had the power to make awards to all of our employees, except to executive officers. Our Board of Directors fixed the terms of the awards to be granted by such officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such officer could make.

If a merger or other reorganization event occurred, our Board of Directors could provide that all of our outstanding options are to be assumed or substituted by the successor corporation. Our Board of Directors could also provide that, in the event the succeeding corporation did not agree to assume, or substitute for, outstanding options, then all unexercised options would become exercisable in full prior to the completion of the event and that these options would terminate immediately prior to the completion of the merger or other reorganization event if not previously exercised. Our Board of Directors could also provide for cashing out the value of any outstanding options.

No awards could be granted under our 2006 Stock Incentive Plan after December 6, 2016, but the vesting and effectiveness of awards granted before that date could extend beyond that date. Our Board of Directors could amend, suspend or terminate our 2006 Stock Incentive Plan at any time, except that stockholder approval would be required for any revision that would materially increase the number of shares reserved for issuance, expand the types of awards available under the plan, materially modify plan eligibility requirements, extend the term of the plan or materially modify the method of determining the exercise price of options granted under the plan, or otherwise as required to comply with applicable law or stock market requirements.

As of April 30, 2016, options to purchase 88,733 shares of our Common Stock at a weighted average exercise price of $42.29 were outstanding under our 2006 Stock Incentive Plan.

As of April 30, 2016, we had granted 120,019 shares of restricted Common Stock under our 2006 Stock Incentive Plan, of which 41,672 remain outstanding.

Once the 2015 Omnibus Incentive Plan (discussed below) was approved by the stockholders on October 22, 2015, no further stock options or other awards were awarded under the 2006 Stock Incentive Plan and it was terminated.

2015 Omnibus Incentive Plan

On August 17, 2015, the Board of Directors approved, subject to the receipt of stockholder approval, the Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan (the “2015 Plan”). On October 22, 2015, the stockholders approved the 2015 Plan and the 2006 Stock Incentive Plan was terminated. For a summary of the terms of the 2015 Plan, see Proposal Four below.

As of April 30, 2016, no options to purchase shares of our Common Stock were outstanding under 2015 Omnibus Incentive Plan.

As of April 30, 2016, we had granted 2,750 shares of Restricted Common Stock under our 2015 Omnibus Incentive Plan, of which 2,350 remain outstanding.

The 2015 Plan will terminate automatically on October 22, 2025, which is ten years after the date on which stockholders approve the 2015 Plan.

2016 Outstanding Equity Awards at Fiscal Year End Table

The following table contains certain information regarding equity awards held by the named executive officers as of April 30, 2016:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested ($)

Mark A. Featherstone	4,258	(a)	0	24.90	1/20/2024	833	(b)	4,665	(b)
						2,000	(c)	11,200	(c)
						4,000	(d)	22,400	(d)
David R. Heinz	-		-			-		-

George H. Kirby						4,000	(e)	22,400	(e)
						12,000	(f)	67,200	(f)
Total	4,258		0			22,833		127,865

(a)	These options were granted on January 20, 2014 and vest over a three-year period based on performance criteria determined by the Compensation Committee.

(b)

These shares were granted on January 20, 2014 and vest over a three-year period based on performance criteria determined by the Compensation Committee. In January 2016, the Board of Directors authorized a modification to certain outstanding restricted stock grants with performance-based grants changing to service-based grants.

(c)

These shares were granted on October 22, 2014 and vest over a three-year period based on service requirements. In January 2016, the Board of Directors authorized a modification to certain outstanding restricted stock grants with service-based grants. These grants will vest in October 2016.

(d)

These shares were granted on December 19, 2014 and vest over a three-year performance-based period tied to the Company’s total shareholder return (TSR) relative to the shareholder return of three alternative energy Exchange Traded Funds as measured over a specific performance period. In January 2016, the Board of Directors authorized a modification to certain outstanding restricted stock grants with performance-based grants changing to service-based grants. These grants will vest in October 2016.

(e)	These shares were granted on January 20, 2015 and vest over a three-year period based on service requirements.

(f)

These shares were granted on January 20, 2015 and vest over a three-year performance-based period tied to the Company’s total shareholder return (TSR) relative to the shareholder return of three alternative energy Exchange Traded Funds as measured over a specific performance period.

Potential Payments upon Termination of Employment or Change in Control

The following information sets forth the terms of potential payments to each of our named executive officers that were employed by us as of April 30, 2016 in the event of a termination of employment.

Termination by Company without Cause; Termination by Executive for Good Reason.  Our employment agreement with Mr. Kirby provides for severance pay equal to one-half (1/2) of a year of base salary in a lump sum within 30 days in the event that employment is terminated by the Company, other than for cause, upon Mr. Kirby’s disability or by the executive with good reason, each occurring during the first year of employment (i.e., prior to January 20, 2016). After the first year of employment, the amount of severance pay increases to one (1) year of base salary. In both instances, Mr. Kirby would also be entitled to receive any other payments owed such as a short-term bonus, long-term compensation, benefits and expenses reimbursements to the degree such payments are owed for service provided up to the date of termination. Finally, the expiration date of any other options held by Mr. Kirby would be extended to a date 90 days after the date of termination of employment (but not longer than the original term of such options).

Our employment contract with Mr. Featherstone provides for severance pay equal to one year of base salary payable as salary continuation in accordance with regular payroll practices and the continuation of health care benefits for 12 months in the event that employment is terminated by the Company other than for cause or by the executive with good reason.

Termination by Company for Cause; Termination by Executive without Good Reason.  Under our employment contracts with Mr. Kirby and Mr. Featherstone upon termination for cause or at the executive’s election without good reason, the executive is entitled to the base salary and benefits due and owing to the executive as of the date of termination.

Change in Control. Our employment agreement with Mr. Kirby provides for severance pay equal to one (1) year of base salary if a change of control occurs and Mr. Kirby is terminated by the Company or Mr. Kirby terminates the agreement, each occurring within 90 days of the change of control. Mr. Kirby would also be entitled to receive any other payments owed such as a short-term bonus, long-term compensation, benefits and expenses reimbursements to the degree such payments are owed for service provided up to the date of termination. Finally, the expiration date of any other options held by Mr. Kirby would be extended to a date 90 days after the date of termination (but not longer than the original term of such options). In addition, to the extent that Mr. Kirby has not previously vested in rights and interests held by Mr. Kirby under the Company’s stock and other equity plans (including stock options, restricted stock, RSU’s, performance units or performance shares), such rights and interest would become fully vested.

The employment agreement for Mr. Featherstone does not contain change of control provisions; therefore, payments for cash severance and continued healthcare benefits are the same as for termination without cause. The restricted stock agreement provides for accelerated stock vesting upon a change in control.

Termination upon Failure to Renew by the Company. In the event that our employment agreement with Mr. Kirby terminates the end of the term and is not renewed as a result of a decision by the Company not to renew, prior to a decision by Mr. Kirby not to renew, the Company will pay Mr. Kirby a severance payment in the amount of one (1) year base salary in a lump sum within 30 days after the termination date.

The employment agreement for Mr. Featherstone does not contain similar provisions.

Qualifying retirement.  Under our restricted stock agreements with the named executive officers, upon a Qualifying Retirement 50% of unvested restricted shares will vest immediately. A “Qualifying Retirement” means retirement by the recipient after satisfaction of the conditions in either clause (A) or clause (B): (A) the recipient has both (1) attained the age of 55 and (2) completed at least ten years of employment with the Company; or (B) the sum of the recipient’s age plus the number of years he or she has been employed by the Company equals or exceeds 75 years.

PROPOSAL THREE

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION PRACTICES

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Consistent with our stockholders’ preference expressed in voting at the 2011 annual meeting of stockholders, the Board of Directors determined that an advisory vote on the compensation of our named executive officers will be conducted every year. The next advisory vote on the frequency of an advisory vote on executive compensation will take place at the 2017 annual meeting of stockholders. We are asking stockholders to approve the following advisory resolution at the 2016 Annual Meeting of Stockholders:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders, is hereby APPROVED.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Executive Compensation section are effective in achieving our goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our stockholders and motivating our executives to remain with us for long and productive careers. Named executive officer compensation over the past two years reflects amounts of cash and equity compensation consistent with our stated goals and objectives.

We urge stockholders to read the Executive Compensation section beginning on page 16 of this proxy statement, including the 2016 Summary Compensation Table and related tables and narrative, appearing on pages 17 through 23 which provide information on our compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is nonbinding on the Board of Directors. Although nonbinding, the Board will review and consider the voting results when evaluating our executive compensation program.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR

APPROVAL OF AN AMENDMENT TO THE

OCEAN POWER TECHNOLOGIES, INC. 2015 OMNIBUS INCENTIVE PLAN

General

As of July 31, 2016, the 2015 Plan only had 11,568 shares remaining available for future issuance for awards. Effective August 17, 2016, our Board approved and adopted an amendment to the 2015 Plan, subject to stockholder approval, to increase the number of shares available for grant under the 2015 Plan from 240,703 to 640,703 in order to assure that adequate shares will be available for future grants.

We believe that substantial equity participation by employees is important in creating an environment in which employees will be motivated to remain employed and be productive for long periods of time in helping us to achieve our goals. We further believe that the attraction, retention and motivation of highly qualified personnel is essential to our continued growth and success and that continued awards under the 2015 Plan are necessary for us to remain competitive in our compensation practices. In addition, we believe that the 2015 Plan is an effective way to assure alignment of employees’ and stockholders’ interests and believe all such equity incentives are in the best interest of the stockholders. In addition, our directors receive annual compensation in restricted shares or stock option awards. Additional shares are needed under the Plan to ensure that grants to our directors can continue to be made on an annual basis.

A copy of the amendment is attached to this proxy as Annex A. The amendment to the 2015 Plan is being submitted for your approval pursuant to the rules and regulations of the SEC and the NASDAQ.

Description of 2015 Plan

The following is a summary of the material provisions of the 2015 Plan and is qualified in its entirety by reference to the complete text of the 2015 Plan, a copy of which is filed as Annex A to our Proxy Statement on Schedule 14A filed with the SEC on September 3, 2015.

Administration

The 2015 Plan is administered by a committee of the Board, which consists of not fewer than two directors of the Company designated by the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code as amended (as now in effect or later amended and any successor thereto, the “Code”) and, for so long as our Common Stock is listed on the NASDAQ, an “independent director” within the meaning of the NASDAQ rules. Among other things, the committee administering the 2015 Plan has full power and authority to take all actions and to make all determinations required or provided for under the 2015 Plan, any award under the 2015 Plan or any award agreement under the 2015 Plan, not inconsistent with the specific terms and conditions of the 2015 Plan, which the committee deems to be necessary or appropriate to the administration of the 2015 Plan. The committee administering the 2015 Plan, may amend, modify or supplement the terms of any outstanding award, provided that no amendment, modification or supplement of the terms of any outstanding award shall impair a grantee’s rights under an award without the consent of the grantee. The committee administering the 2015 Plan is also authorized to construe the award agreements, and may prescribe rules relating to the 2015 Plan. Notwithstanding the foregoing, our full Board will conduct the general administration of the 2015 Plan with respect to all awards granted to our non-employee directors. In addition, in its sole discretion, our Board may at any time and from time to time exercise any and all rights and duties of the committee under the 2015 Plan except with respect to matters which are required to be determined in the sole discretion of the committee under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder.

Grant of Awards; Shares Available for Awards; Award Limits; Eligible Grantees

The 2015 Plan provides for the grant of stock options, SARs, restricted stock awards, stock unit awards and unrestricted stock awards, dividend equivalent rights, performance share awards or other performance-based awards, other equity-based awards or cash to eligible employees, officers and non-employee directors of the Company or any affiliate of the Company, or any consultant or adviser to the Company or an affiliate who is currently providing services to the Company or an affiliate, or to any other individual whose participation in the 2015 Plan is determined to be in the best interests of the Company by the committee administering the 2015 Plan. We have reserved a total of 200,000 shares of Common Stock for issuance as or under awards to be made under the 2015 Plan, plus (y) 40,703, which was the number of shares of Common Stock available for issuance under our 2006 Stock Incentive Plan as of the effective date of the 2015 Plan, plus (z) the number of shares of our Common Stock related to awards under the 2006 Stock Incentive Plan as of the effective date of the 2015 Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares. With the proposed amendment to the Plan, the number of shares of Common Stock would increase from 240,703 to 640,703. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2015 Plan. The maximum number of shares of stock that can be granted under the 2015 Plan pursuant to incentive stock option awards is currently two hundred thousand (200,000). The maximum number of shares of stock subject to awards that can be granted under the 2015 Plan in any one calendar year to any person, other than a non-employee director, is seventy-five thousand (75,000). The maximum fair market value of shares of stock that may be granted under the 2015 Plan in any one calendar year to any non-employee director is two-hundred thousand dollars ($200,000). The limitations on the amount of shares of stock issuable under the 2015 Plan is subject to adjustment in the event of certain changes in our capital stock, such as recapitalizations, reclassifications, stock splits, reverse stock splits, spin-offs, combinations of our stock, exchanges of our stock and other increases or decreases in our stock without receipt of consideration.

Currently, there are approximately 40 employees, non-employee directors, consultants and advisers who would be entitled to receive stock options and/or shares of restricted stock under the 2015 Plan. Future new hires and additional non-employee directors and/or consultants and advisers would be eligible to participate in the 2015 Plan as well.

Term of 2015 Plan

The 2015 Plan will terminate automatically on October 22, 2025, which is ten years after the date on which stockholders approved the 2015 Plan.

Awards

Awards under the 2015 Plan may consist of the following:

•	stock options;

•	SARs;

•	restricted stock and stock units;

•	unrestricted stock and other equity-based awards;

•	dividend equivalent rights; and

•	performance-based awards.

Stock Options.  The 2015 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under Section 422 of the Code, or “nonqualified stock options” (“NQSOs”). Stock options may be granted on such terms and conditions as the committee administering the 2015 Plan may determine; provided, that the per share exercise price of each stock option must be not be less than the fair market value of one share of our Common Stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of outstanding voting securities of our company or a parent or subsidiary of our company). ISOs may only be granted to employees. In addition, the aggregate fair market value of our Common Stock covered by one or more ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as an NQSO.

Stock Appreciation Rights.  An SAR entitles the grantee, upon exercise, to receive an amount equal to the excess of (x) the fair market value of one share of our Common Stock on the date of exercise, over (y) the per share exercise price of such SAR as determined by the committee administering the 2015 Plan. The exercise price of an SAR may not be less than the fair market value of one share of Common Stock on the grant date of the SAR. SARs may be granted in tandem with all or part of any stock options or any other award granted under the 2015 Plan or without regard to any option or other award. The committee administering the 2015 Plan has the authority to determine, on the grant date or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part, the time or times at which the SARs shall cease to be or become exercisable following the termination of service of the grantee, the method of exercise, the method of settlement, the form of consideration payable upon settlement, method by or forms in which shares of Common Stock shall be delivered or deemed to be delivered to the grantees, whether or not an SAR is granted in tandem or in combination with any other award and any and all terms and conditions of any SAR.

Restricted Stock Awards and Stock Unit Awards.  A restricted stock award is an award of Common Stock to the grantee, subject to such restrictions as the committee administering the 2015 Plan, in its sole discretion, may determine. A stock unit award entitles the grantee to receive the equivalent of one share of Common Stock for each stock unit subject to such award, subject to the satisfaction by the grantee of any vesting requirements. Restricted stock and stock unit awards may be granted subject to such conditions as may be determined by the committee administering the 2015 Plan at the time a grant of restricted stock or stock unit is made, which may include a period of time during which the restricted stock award or stock unit award is unvested and prescribe restrictions in addition to or than the restricted period including the achievement of individual or corporate performance goals. Unless the committee administering the 2015 Plan otherwise provides in an award agreement, restricted stock and stock units that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, are forfeited for no consideration if the grantee terminates service with the Company. Awards of restricted stock and stock units may not be sold, transferred or otherwise encumbered during any period in which such awards are unvested or prior to the satisfaction of any other restrictions prescribed by the committee administering the 2015 Plan with respect to such awards. Unless the committee administering the 2015 Plan otherwise provides in an award agreement, holders of restricted stock awards have the right to vote the shares of restricted stock and the right to receive any dividends paid or declared with respect to the restricted stock subject to the award. Holders of stock unit awards have no rights as a stockholder of the Company and do not have the right to receive cash or dividend payments or distributions attributable to the shares of Common Stock underlying such awards, to direct the voting of the shares subject to such stock unit awards, or to receive notice of any meeting of the Company’s stockholders.

Unrestricted Stock Awards and Other Equity-Based Awards.  The committee administering the 2015 Plan also may grant unrestricted stock awards and other equity-based awards to grantees under the 2015 Plan. Unrestricted stock awards permit the grantee to receive shares of Common Stock free of any restrictions, in consideration for past services rendered to the Company or an affiliate or for other valid consideration. Other equity-based awards are awards representing a right or interest that may be denominated or payable in or valued in whole or in part by reference to or based on or related to our Common Stock, that are not options, SARs, restricted stock, stock units, unrestricted stock, dividend equivalent rights or performance shares. Other equity-based awards may be granted by the committee administering the 2015 Plan upon such terms and conditions as the committee may determine.

 Dividend Equivalent Right Awards.  A dividend equivalent right is an award entitling the recipient to receive credits based on cash distributions that would have been paid to the recipient on the shares of Common Stock specified in the dividend equivalent right if such shares had been issued to and held by the recipient of the dividend equivalent right as of the record date. A dividend equivalent right may be granted to any grantee under the 2015 Plan, but may not be granted in connection with or related to an award of options or SARs under the 2015 Plan. The terms and conditions of any dividend equivalent right shall be as set forth in the award agreement relating to such right. Unless the committee administering the 2015 Plan otherwise provides in an award agreement, a grantee’s rights in all dividend equivalent rights will automatically terminate upon the grantee’s termination of service with the Company.

Performance-Based Awards.  Performance-based awards may be granted by the committee administering the 2015 Plan in such amounts and upon such terms as the committee determines. Generally, performance-based awards will have an actual or target number of shares of Common Stock or initial value that is set by the committee at the time of grant. The committee administering the 2015 Plan has the discretion to set performance goals which, depending on the extent to which they are achieved, will determine the value and/or the number of shares of Common stock subject to a performance-based award that will be paid out to the grantee. The right of a grantee to exercise or receive a grant or settlement of any performance-based award, and the timing thereof, will be subject to the performance conditions specified by the committee, and will entitle the grantee to receive cash or shares of our Common Stock upon the attainment of the specified performance goals over a specified performance period.

Repricing Not Permitted

Except in connection with a corporate transaction in which we are involved, without obtaining stockholder approval, we may not amend the terms of any outstanding options or SARs under the 2015 Plan to reduce the exercise price of such outstanding options or SARs, cancel outstanding options or SARs in exchange for or in substitution of options or SARs with an exercise price that is less than the exercise price of the original options or SARs, or cancel outstanding options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

 Change in Control Provisions

In the event of a change in control in which the acquirer does not assume awards granted under the 2015 Plan, all outstanding restricted stock, stock units and all dividend equivalent rights awarded under the 2015 Plan will be deemed to have vested and the shares of Common Stock subject thereto will be delivered, immediately prior to the occurrence of such change-in-control, in each case with the exception of performance-based awards which will be treated as described below. Under the 2015 Plan, a change in control is generally defined as:

●	a person or group becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of our voting stock on a fully diluted basis;

●

individuals who on the effective date of the 2015 Plan constituted our Board (together with any new directors whose election by such board of directors for election by our stockholders was approved by a vote of at least a majority of the members of such board on such effective date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board then in office; or

●

the Company consolidates with or merges with or into any person, or any other person consolidates with or merges with or into the Company, other than any transaction in which the holders of securities that represented one hundred percent of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person in the merger or consolidation transaction immediately after the transaction; or

●

there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or series of related transactions, of all or substantially all of the assets of the Company and our subsidiaries, taken as a whole, to any person or group (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act).

In the case of a change in control, the 2015 Plan provides that performance-based awards will be treated as follows. For performance-based awards denominated in shares of Common Stock, the 2015 Plan provides that if less than half of the performance period has lapsed, such awards will be treated as if the target performance has been achieved. If at least half of the performance period has lapsed, then the actual performance to date will be determined as of a date reasonably close to the date of consummation of the change in control (as determined by the committee administering the 2015 Plan) and that level of performance will be treated as achieved immediately prior to the occurrence of the change in control. If actual performance is not determinable, then the performance-based awards will be treated as if target achievement has been achieved.

Adjustment

If the number of outstanding shares of our Common Stock is increased or decreased, or the shares of Common Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of our Common Stock effected without receipt of consideration by the Company after the effective time of the 2015 Plan, the number and kinds of shares of stock for which grants of options and other awards may be made under the 2015 Plan, including the share limits set forth in the 2015 Plan, and the number and kinds of shares of stock for which awards are outstanding under 2015 Plan shall be adjusted proportionately and accordingly by the committee administering the 2015 Plan. Any such adjustment in outstanding options or SARs under the 2015 Plan shall not change the aggregate option price or SAR price payable with respect to the shares that are subject to the unexercised portion of such option or SAR, but will include a proportionate adjustment in the per share option price or SAR price.

Amendment and Termination

The committee administering the 2015 Plan may amend, suspend or terminate the 2015 Plan as to any shares of Common Stock as to which awards have not been made. The effectiveness of any amendment to the 2015 Plan will be contingent on approval of such amendment by our stockholders to the extent provided by our Board and required by applicable law (including the rules of any stock exchange on which the Common Stock is then listed), provided that no amendment may be made to the repricing provisions or the option pricing provisions of the 2015 Plan without stockholder approval. No amendment, suspension or termination of the Plan may impair the rights or obligations of any award made under the 2015 Plan without the grantee’s consent.

Securities Laws Compliance

The 2015 Plan is intended to comply with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and all regulations promulgated by the SEC thereunder, including without limitation Rule 16b-3.

Certain Federal Income Tax Consequences of the 2015 Plan

The following is a general summary of the federal income tax consequences of awards under the 2015 Plan. This is not a complete description of tax consequences. In particular, this summary does not address the non-U.S., state or local income or other tax consequences, or any federal non-income tax consequences.

Generally, a participant will not recognize taxable income upon the grant of an NQSO or an ISO. Upon the exercise of an NQSO, the participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price paid therefor under the NQSO, and the Company will generally be entitled to a deduction for such amount at that time. If the participant later sells shares acquired pursuant to the exercise of an NQSO, the participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Upon the exercise of an ISO, the participant does not recognize taxable income. If the participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the participant, the participant recognizes long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the participant disposes of such shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income and the Company is generally entitled to deduct such amount. In addition to the tax consequences described above, a participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price paid therefor under the ISO is a preference item for alternative minimum taxable income determination purposes. In addition, the participant’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes.

A participant does not recognize taxable income upon the grant of an SAR. The participant has ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company will generally be entitled to a deduction for such amount.

A participant does not recognize taxable income upon the receipt of a performance-based share award until the shares are received. At such time, the participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares over any amount thereby paid for the shares, and the Company will generally be entitled to deduct such amount at such time.

A participant does not recognize taxable income upon the receipt of a performance-based award, restricted stock unit award or dividend equivalent right award until a cash payment is received. At such time, the participant recognizes ordinary compensation income equal to the amount of cash received, and the Company will generally be entitled to deduct such amount at such time.

A participant who receives a grant of restricted stock generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of stock at the time the restriction lapses over any amount paid timely for the shares. Alternatively, the participant may elect to be taxed on the fair market value of such shares at the time of grant. The Company thereby will generally be entitled to a deduction at the same time and in the same amount as the income required to be included by the participant.

A participant recognizes ordinary compensation income upon receipt of the shares under an unrestricted stock award equal to the excess, if any, of the fair market value of the shares over any amount paid thereby for the shares, and the Company will generally be entitled to deduct such amount at such time.

Code Section 162(m). Section 162(m) of the Code limits the Company’s ability to deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either our principal executive officer or among the three other most highly compensated executive officers for that taxable year as reported in our proxy statement. This limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. Grants of stock options and SARs generally will meet the requirements of “performance-based compensation” if other requirements of Code Section 162(m) are met. Stock awards, stock units and dividend equivalents generally will not qualify as “performance-based compensation.”

Section 409A. Code Section 409A applies to nonqualified deferred compensation. Stock options and SARs granted under the 2015 Plan will generally not be subject to Code Section 409A because the exercise price of the stock options and the base amount of the SARs will not be less than fair market value on the date of grant and they will not contain a deferral feature. Stock awards also will generally not be subject to Code Section 409A. Stock units, dividend equivalents and other stock-based awards will generally be subject to the requirements of Code Section 409A if the recognition of income by the recipient of such awards occurs in any calendar year after the year in which such awards become vested. Grants made under the 2015 Plan that are subject to Code Section 409A are intended to comply with the requirements of Code Section 409A. If the requirements of Code Section 409A are not met with respect to grants subject to Code Section 409A, the recipient may be required to currently include such amounts in the recipient’s taxable income and additional federal taxes may be assessed on such amounts, including interest and a 20% penalty tax.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information regarding our existing equity compensation plans as of April 30, 2016.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	89,303	$42.90	260,680

Equity compensation plans not approved by security holders	-	-	-

(1)	Consists of our 2001 Stock Plan, our 2006 Stock Incentive Plan and the 2015 Plan.

Plan Benefits

No determination has been made as to any awards that will be made to directors, officers or other employees upon approval of the proposed amendment of the 2015 Plan.

Vote Required

The approval of the amendment to the 2015 Plan requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote. For the approval of the amendment to the 2015 Plan, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends a vote “FOR” the amendment to the 2015 Plan.

PROPOSAL FIVE

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

TO DELETE DIRECTOR REMOVAL FOR CAUSE ONLY PROVISION

Background

Article Ninth of the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) currently provides that directors may be removed by the stockholders only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all stockholders would be entitled to cast at a meeting of the Company’s stockholders. In addition, the Certificate of Incorporation currently provides that the provisions of Article Ninth of the Certificate of Incorporation cannot be amended without the affirmative vote of the holders of at least 75% of the votes that all stockholders would be entitled to cast at a meeting of the Company’s stockholders

We and certain of our current and former directors are defendants in a lawsuit filed by an alleged shareholder in the Superior Court of New Jersey, Mercer County Chancery Division on January 25, 2016, captioned Stern v. Ocean Power Technologies, Inc., et al., Civil Action No. C-5-16. The complaint alleges that certain provisions of our Certificate of Incorporation and Bylaws providing that the Company’s directors may be removed only for cause and only by an affirmative vote of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors are invalid under Section 141(k) of the Delaware General Corporation Law. The Complaint asserts a breach of fiduciary claim against the director defendants and a declaratory judgment claim against all defendants seeking, among other things, to invalidate the current provisions and declare that the Company’s directors may be removed and replaced without cause and by a simple majority vote. The Complaint seeks declaratory and injunctive relief as well as unspecified costs and attorneys’ fees. Defendants have not yet responded to the Complaint.

By Unanimous Written Consent dated June 17, 2016, the Company’s Board of Directors amended the Company’s By-laws to delete the “only for cause” requirement, thereby allowing for removal of directors with or without cause by the Company’s stockholders.  In addition, the Board proposed, subject to approval by the Company’s stockholders at the Meeting, a similar amendment to the director removal provision in the Company’s Certificate of Incorporation.  On June 22, 2016, the parties to this lawsuit submitted a Stipulation and Proposed Order Staying Proceedings that (1) stays the case pending the stockholder vote on the proposed amendment to the Company’s Certificate of Incorporation; (2) provides for dismissal of the action with prejudice if the stockholders approve the amendment, subject to plaintiff’s right to make a fee application to the court and defendants’ right to oppose any such application; and (3) provides for the stay to be lifted and the action to resume, without waiver of any parties’ rights, if the stockholders do not approve the amendment.  The court approved the stipulation on June 30, 2016.

As a result, the Board has approved, and recommends that the stockholders adopt, an amendment to the Certificate of Incorporation to delete the “only for cause” requirement from Article Ninth for the removal of directors by the stockholders, which has as its effect that that directors may be removed by the stockholders with or without cause. If approved, the proposed amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company would do promptly after stockholder approval is obtained for the proposed amendment.

A copy of the amendment is attached to this proxy as Annex B. This amendment to the Certificate of Incorporation is being submitted for your approval pursuant to the Delaware General Corporation Law and SEC rules.

Vote Required

The approval of this amendment to the Certificate of Incorporation requires the affirmative vote of the holders of 75% of the outstanding shares of common stock entitled to vote at the Annual Meeting. For the approval of this amendment to the Certificate of Incorporation, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this amendment. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares and such non-vote will have the effect of a vote “AGAINST” this amendment.

Board Recommendation

The Board recommends a vote “FOR” the amendment to the Certificate of Incorporation.

PROPOSAL SIX

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

TO ADD REQUIREMENT TO CONFORM TO DGCL

Background

In a meeting of the Board on August 17, 2016, the Board concluded, in addition to amending Article Ninth of the Certificate of Incorporation to delete the “only for cause” provision for removal of the Company’s directors, that a new provision should be added to the Certificate of Incorporation that would apply anytime a provision in the Certificate of Incorporation was inconsistent with the requirements of the Delaware General Corporate Law (the “DGCL”). Specifically, the Board approved an amendment to the Certificate of Incorporation that specifies that, to the fullest extent permitted by law, any provision in the Certificate of Incorporation that is contrary to a requirement of the DGCL shall be read in conformity with the applicable requirement of the DGCL. The Board concluded that adopting this provision will enable the Certificate of Incorporation to be a more dynamic document, and will enable us to react more quickly to statutory amendments, judicial interpretations or other events that may arise in the future and could cause the provisions of the Certificate of Incorporation to be contrary to the requirements of the DGCL. The Board also concluded that if Proposal Five is not approved then adopting this provision would enable the Company in the future to take the position that the “only for cause” provision in the Certificate of Incorporation for removal of the Company’s directors would not be enforcable under the Certificate of Incorporation and the DGCL. As a result, the Board recommends that the stockholders adopt, an amendment to the Certificate of Incorporation that specifies that, to the fullest extent permitted by law, any provision in the Certificate of Incorporation that is contrary to a requirement of the DGCL shall be read in conformity with the applicable requirement of the DGCL.

If approved, the proposed amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company would do promptly after stockholder approval is obtained for the proposed amendment.

A copy of the amendment is attached to this proxy as Annex C. This amendment to the Certificate of Incorporation is being submitted for your approval pursuant to the DGCL and SEC rules.

Vote Required

The approval of this amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. For the approval of this amendment to the Certificate of Incorporation, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this amendment. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares and such non-vote will have the effect of a vote “AGAINST” this amendment.

Board Recommendation

The Board recommends a vote “FOR” the amendment to the Certificate of Incorporation.

OTHER MATTERS

Other Business

As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth herein. If other matters properly come before the Meeting, the persons named as proxies will vote on such matters in their discretion.

Stockholder Proposals for 2017 Annual Meeting

In accordance with our by-laws, a stockholder who wishes to present a proposal for consideration at the 2017 annual meeting must deliver a notice of the matter the stockholder wishes to present to our principal executive offices in Pennington, NJ, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 under the Exchange Act) must be received no earlier than June 23, 2017 and no later than July 25, 2017 (except that in the event that the date of the 2017 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2016 annual meeting of stockholders, a stockholder's notice must be so received no earlier than the 120th day prior to the 2017 annual meeting and not later than the close of business on the later of (A) the 90th day prior to the 2017 annual meeting and (B) the tenth day following the day on which notice of the date of the 2017 annual meeting was mailed or public disclosure of the date of the 2017 annual meeting was made, whichever first occurs). The notice should include (i) a brief description of the business desired to be brought before the 2017 annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder, (iii) the class or series and number of shares of capital stock of the Company beneficially owned or owned of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in such business, (v) a representation that the stockholder intends to appear in person or by proxy at the 2017 annual meeting to bring such business before the meeting and (vi) a representation as to whether such stockholder intends, or is part of a group that intends, to deliver a proxy statement and/or solicit proxies. Any proposal should be addressed to the Corporate Secretary, Ocean Power Technologies, Inc., 1590 Reed Road, Pennington, NJ 08534. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Annual Report

Our Annual Report is concurrently being mailed to stockholders. The Annual Report contains our consolidated financial statements and the report thereon of KPMG LLP, our independent registered public accounting firm. Our Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material. Stockholders may obtain an additional copy of our Annual Report for the year ended April 30, 2016, without charge, by writing to Ocean Power Technologies, Inc., 1590 Reed Road, Pennington, NJ 08534.

Householding of Annual Meeting Materials

We have adopted the cost saving practice of “householding” proxy statements and annual reports. Some banks, brokers and other nominee record holders are also “householding” the proxy statements and annual reports for their customers. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Ocean Power Technologies, Inc., 1590 Reed Road, Pennington, NJ 08534, Attention: Secretary or (609) 730-0400. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John W. Lawrence

John W. Lawrence General Counsel and Secretary

Dated: September 7, 2016

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

ANNEX A

FIRST AMENDMENT TO THE

OCEAN POWER TECHNOLOGIES, INC.

2015 OMNIBUS INCENTIVE PLAN

WHEREAS, Ocean Power Technologies, Inc. (the “Company”) previously adopted the Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan effective October 22, 2015 (the “2015 Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized an amendment of the 2015 Plan to increase the number of shares authorized for Awards thereunder from 240,703 shares (reflecting the 1-for-10 reverse stock split that became effective October 28, 2015) to 640,703 shares.

NOW, THEREFORE, effective as of August 17, 2016, subject to approval by the Company’s stockholders within twelve (12) months of the effective date of this Amendment, Section 4.1 of the Plan is amended to replace the number Two Million (2,000,000) with the number Six Hundred Thousand (600,000).

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be duly executed in its name and on its behalf by its duly authorized officer.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ George H. Kirby
Name:	George H. Kirby
Title:	President & Chief Executive Officer

A-1

ANNEX B

FORM OF CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

OCEAN POWER TECHNOLOGIES, INC.

Ocean Power Technologies, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

1.     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 27, 2007.

2.      Upon the Effective Time, the following shall be the amended text of Section 6 of Article Ninth of the Certificate of Incorporation:

“6.     Removal.     Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes that all stockholders would be entitled to cast in any annual election of directors.”

3.     This Certificate of Amendment of Certificate of Incorporation shall become effective as of [       ], 2016 at [    ] [a.m./p.m.].

4.     This Certificate of Amendment of Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL. The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment of Certificate of Incorporation and directed that such amendment be considered by the stockholders of the Corporation. An annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on October 21, 2016, at which meeting the required number of shares were voted in favor of such amendment. The stockholders of the Corporation duly adopted the Certificate of Amendment of Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its duly authorized officer on [                        , 2016].

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/
[name; title]

B-1

ANNEX C

FORM OF CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

OCEAN POWER TECHNOLOGIES, INC.

Ocean Power Technologies, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

1.     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 27, 2007.

2.     Upon the Effective Time, the following shall be added to the Certificate of Incorporation as Article Twelfth, and the current Article Twelfth shall be renumbered as Article Thirteenth:

“Notwithstanding anything to the contrary in this Certificate of Incorporation, to the fullest extent permitted by law, if at any time any provision in the Certificate of Incorporation is interpreted as contrary to the requirements of the General Corporation Law of Delaware, as amended, either as a result of statutory amendments, judicial interpretation or otherwise, such provision of the Certificate of Incorporation shall instead be read such that the provision is interpreted to be in conformity with the applicable requirements of the General Corporation Law of Delaware, as amended.”

3.     This Certificate of Amendment of Certificate of Incorporation shall become effective as of [       ], 2016 at [    ] [a.m./p.m.].

4.     This Certificate of Amendment of Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL. The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment of Certificate of Incorporation and directed that such amendment be considered by the stockholders of the Corporation. An annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on October 21, 2016, at which meeting the required number of shares were voted in favor of such amendment. The stockholders of the Corporation duly adopted the Certificate of Amendment of Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its duly authorized officer on [                        , 2016].

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/
[name; title]

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OPT
OCEAN POWER TECHNOLOGIES, INC.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on October 21, 2016.

Vote by Internet

- Go to **www.investorvote.com/OPTT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed and FOR Proposals 2, 3, 4, 5 and 6.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Terence J. Cryan*	☐	☐	02 - Dean J. Glover*	☐	☐	03 - George H. Kirby*	☐	☐
04 - Robert J. Burger*	☐	☐	05 - Steven M. Fludder*	☐	☐	06- Robert K. Winters*	☐	☐

* Each to serve for a one-year term expiring at the 2017 Annual Meeting of Stockholders.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1UPX 2908621

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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RECEIVE FUTURE OCEAN POWER TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET! SUPPORT THE PLANET!

Receive future Ocean Power Technologies, Inc. annual reports and proxy materials in electronic form rather than in printed form. This will save trees, and reduce Company costs. Next year when the annual report and proxy materials are available, we will send you an email with instructions that will enable you to review the materials online. To consent to electronic delivery, visit www-us.computershare.com/Investor or while voting via the Internet, and just click the box to give your consent.

Accessing Ocean Power Technologies, Inc. annual reports and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — OCEAN POWER TECHNOLOGIES, INC.

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PROXY FOR COMMON STOCK

Annual Meeting of Stockholders, October 21, 2016

THIS PROXY IS SOLICITED ON BEHALF OF OCEAN POWER TECHNOLOGIES, INC. BY ITS BOARD OF DIRECTORS

The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on October 21, 2016, the proxy statement and all other proxy materials and appoints Terence J. Cryan and George H. Kirby, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Ocean Power Technologies, Inc. which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on October 21, 2016 at 9:00 a.m. local time at Courtyard by Marriott, 360 Scotch Road, Ewing, New Jersey 08628 USA, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

The board of directors recommends a vote "FOR" each of the director nominees listed on the reverse side and a vote "FOR" proposals 2, 3, 4, 5 and 6. This proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this proxy will be voted as follows:

FOR the election of the director nominees listed on the reverse side, FOR the ratification of KPMG LLP as independent advisors of the Company for fiscal 2017, FOR the approval of the advisory resolution to approve our executive compensation, FOR the approval of the 2015 Omnibus Incentive Plan and FOR the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio determined by our Board of Directors within a specified range, and a reduction in the authorized number of shares, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the annual meeting without further approval or authorization of our stockholders.

SEE REVERSE SIDE **CONTINUED AND TO BE VOTED ON REVERSE SIDE** **SEE REVERSE SIDE**

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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